Exhibit 99.17

Report of Independent Auditors

To the Board of Directors and Stockholders of NMS Communications Corporation:

We have audited the accompanying statement of assets to be acquired and liabilities to be assumed of Network Infrastructure division of NMS Communications Corporation as of December 31, 2006, and the related statement of revenues and direct expenses for the year ended December 31, 2006 (the “Special-Purpose Financial Statements”).  The Special-Purpose Financial Statements are the responsibility of NMS Communications Corporation management.  Our responsibility is to express an opinion on the Special-Purpose Financial Statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Special-Purpose Financial Statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Special-Purpose Financial Statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Special-Purpose Financial Statements.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Special-Purpose Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Verso Technologies, Inc.) as described in Note 1.  These Special-Purpose Financial Statements are not intended to be a complete presentation of the assets, liabilities, revenues and expenses of Network Infrastructure.

In our opinion, the Special-Purpose Financial Statements referred to above present fairly, in all material respects, the statement of assets to be acquired and liabilities to be assumed of Network Infrastructure as of December 31, 2006, and the related statement of revenues and direct expenses for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 7, 2008

Special-Purpose Statement of Assets to be Acquired and Liabilities to be Assumed of
Network Infrastrusture division of NMS Communications Corporation as of September 30, 2007 (Unaudited) and December 31, 2006
(In thousands)

	September 30,	December 31,
	2007	2006
	(Unaudited)

Assets to be Acquired
Inventories	$119	$503
Property and equipment, net	167	379
Total Assets to be Acquired	286	882

Liabilities to be Assumed:
Deferred revenue	125	33
Total Liabilities to be Assumed	125	33

Net Assets to be Sold	$161	$849

The accompanying notes are an integral part of these statements.

Special-Purpose Statement of Revenues and Direct Operating Expenses of
Network Infrastrusture division of NMS Communications Corporation for the Nine Months Ended September 30, 2007 and 2006 (Unaudited) and for the Year Ended December 31, 2006
(In thousands)

	Nine-Month Periods Ended		Year Ended
	September 30,		December 31,
	2007	2006	2006
	(Unaudited)	(Unaudited)

Revenues	$3,775	$2,851	$3,632

Cost of Revenues	1,114	2,265	2,983
Selling and Marketing Expenses	2,108	3,326	4,580
Research and Development	2,303	3,007	3,901
Total Direct Operating Expenses	5,525	8,598	11,464

Revenues less Direct Operating Expenses	$(1,750)	$(5,747)	$(7,832)

The accompanying notes are an integral part of these statements.

NETWORK INFRASTRUCTURE DIVISION OF NMS COMMUNICATIONS CORPORATION
NOTES TO SPECIAL-PURPOSE FINANCIAL STATEMENTS FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2007 AND 2006 (UNAUDITED) AND THE YEAR
ENDED DECEMBER 31, 2006

Note 1. — Background and Description of the Business

The accompanying special purpose financial statements have been prepared to present the assets to be acquired, liabilities to be assumed and the revenues, costs of revenues and direct operating expenses of the Network Infrastructure segment ("NI") (also known as the AccessGate division) of NMS Communications Corporation ("NMS"), a Delaware corporation, pursuant to an asset purchase agreement (the "Agreement") dated December 20, 2007 between NMS and Verso Technologies, Inc. ("Verso").    Pursuant to the Agreement, Verso acquired certain assets of NI including inventories, property and equipment and intangible assets and assumed liabilities for certain deferred revenue obligations of the NI business for approximately $2,750,000 in cash and Verso common stock. The closing of the transaction occurred on December 21, 2007.

NI’s primary product, AccessGate, is a wireless backhaul optimization system that utilizes patented technology designed to improve the efficiency of wireless networks.  NI’s technology allows mobile operator customers to carry up to twice as much voice and data traffic over backhaul connections in GSM networks, thereby reducing their backhaul expenses without compromising voice or data quality and freeing up capacity for the delivery of new services.

The accompanying special purpose financial statements were prepared by NMS for the purpose of providing Verso with historical information to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in an amendment to the Current Report on Form 8-K (Form 8-K/A) to be filed by Verso.  These special purpose financial statements are not intended to be a complete presentation of NI’s assets and liabilities nor its revenues and expenses. These statements are derived from NMS’ historical accounting records using the accounting policies described in the summary of significant accounting policies (Note 2), which are in accordance with the accounting principles generally accepted in the United States of America and are not necessarily indicative of the financial condition or results of operations that would have been achieved if NI had operated as a separate, stand-alone business. Throughout the periods presented herein, the business was controlled by NMS.

The special purpose statement of revenues and direct operating expenses includes all revenues and direct operating costs directly attributable to NI, including cost of revenues, sales and marketing costs and  research and development costs.  The costs do not include costs for facilities, functions and services used by NI at sites that are shared with other NMS operations, the indirect expenses for certain functions and services performed by NMS at the corporate level including but not limited to customer service, cash management, purchasing, accounting and information technology services.

Statements of cash flows and statements of stockholder’s equity are not presented as Verso did not acquire all of the assets nor assume all of the liabilities of NI, and the preparation of such financial information is not practicable given the nature of the statements and the limited amount of information available.  NI was not operated as a separate, discrete business of NMS and accordingly all financing and treasury functions were handled at the NMS corporate level. Cash requirements of NI were provided entirely by NMS and cash generated by NI was remitted to NMS. Given these constraints, it is not possible to determine cash balances associated to NI but limited operating cash flow information has been prepared from this information for the periods presented.

Selected Operating Cash Flows
(In thousands)

Year Ended
December 31, 2006

Revenues less Direct Operating Expenses	$(7,832)
Add depreciation expense	321
Add stock based compensation expense	204
Change in inventory	(388)
Change in deferred revenue	20

Selected Operating Cash Flows	$(7,675)

Purchases of Property & Equipment	(54)

Selected Investing Cash Flows	$(54)

Net Selected Cash Flows	$(7,729)

Note 2. — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited special purpose statement of assets to be acquired and liabilities to be assumed as of September 30, 2007 and the unaudited statement of revenues and direct operating expenses for the nine months ended September 30, 2007 and 2006 of the NI business have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and the instructions to Article 20 of Regulation S-X.  Accordingly, they do not include all of the information and notes required by generally accepted accounting principles in the United States of America to be included in the full year financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been made.  Such adjustments consist of those of a normal recurring nature.  The excess of revenues less direct operating expenses are not necessarily indicative of the operating results that may be expected in future periods. The unaudited nine-month financial statements contained herein should be read in conjunction with the statement of assets to be sold and liabilities to be assumed and statements of revenues and direct operating expenses and related notes thereto for the year ended December 31, 2006.

As an integrated operation of NMS, NI did not, in the normal course of operations, prepare separate financial statements.  The accompanying financial statements are derived from the historical accounting records of NMS and include all  revenues cost of revenues and direct operating expenses directly attributable to the NI business.  Accordingly, the accompanying financial statements have been prepared to present the assets to be acquired and the liabilities to be assumed as of September 30, 2007 and December 31, 2006 and the statement of revenues and direct operating expenses for the year ended December 31, 2006 and for the nine month periods ended September 30, 2007 and September 30, 2006, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the NI business' financial position, results of operations and cash flows.  A statement of cash flows is not presented as the NI business did not maintain a cash balance, all cash flow activities were funded by NMS, and a complete statement of cash flows is not prepared at this reporting level.

The operations of the NI business rely on NMS for activities, including but not limited to, sales order processing, billing, collections, warehousing, distribution, information technology, insurance, human resources, accounting, occupancy, regulatory treasury, tax and legal support.  The cost of revenue of the NI business presented in these statements includes material costs, direct labor and factory overhead.  The direct operating expenses of the NI business presented in these statements includes sales, marketing,  research and development costs.  Allocations of general and administrative expenses, NMS corporate overhead, interest, amortization of intangibles and income taxes have been excluded from these statements.  Since the NI business was not a separate reporting entity, NI had never segregated complete and reasonable indirect operating cost information relating to the NI business for financial reporting purposes.  Accordingly, it is not practical to isolate or allocate such indirect costs to the NI business.  Due to the reliance of the NI business on NMS, and potential changes in the business by Verso and the omission of various indirect operating expenses, the historical operating results may not be indicative of future results of operation

All significant intercompany accounts and transactions within the NI business have been eliminated.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and direct operating expenses during the reporting period. Actual results may differ from those estimates.

Revenue Recognition

NI derives its revenue from two sources: (i) sales of products, including hardware and software licenses; and services, including maintenance and support services and professional services.  Maintenance and support services consist of on-site support, telephone and on-line support, and training. Professional services may consist of multiple elements of hardware and/or software installation, configuration and integration provided to customers.

NI sells its products and services through its direct sales force and through channel partners, which include resellers, distributors and system integrators. When the software is essential to the functionality of the hardware, NI recognizes revenue in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, Software Revenue Recognition, and related interpretations. NI recognizes revenue from the sale of products when persuasive evidence of an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is considered probable. For all sales, NI uses a binding contract, purchase order or another form of documented agreement as evidence of an arrangement with the customer or channel partner. Sales to NI’s channel partners are evidenced by a master agreement governing the relationship, together with binding purchase orders on a transaction-by-transaction basis. NI considers delivery to occur when it ships the product, so long as title and risk of loss have passed to the customer. At the time of a transaction, NI assesses whether the sale amount is fixed or determinable based upon the terms of the documented agreement. If NI determines the fee is not fixed or determinable, NI recognizes revenue when the fee is fixed. NI assesses if collection is probable based on a number of factors, including past transaction history and the creditworthiness of the customer. If NI determines that collection is not probable, NI does not record revenue until such time as collection becomes probable, which is generally upon the receipt of cash or when payments become due.

For arrangements with customers that include acceptance provisions, NI recognizes revenue upon the customer’s acceptance of the product, which occurs upon the earlier of receipt of a written customer acceptance or expiration of the contractual acceptance period. In accordance with SOP 97-2, in some circumstances NI recognizes revenue on arrangements that contain certain acceptance provisions when it has historical experience that the acceptance provision is perfunctory.

When an arrangement involves multiple elements, such as hardware and software products, maintenance and/or professional services, NI allocates the entire sale price to each respective element based on vendor specific objective evidence (“VSOE”) of fair value for each element. When arrangements contain multiple elements and VSOE of fair value only exists for all undelivered elements, NI recognizes revenue for the delivered elements using the residual method in accordance with the provisions of SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions (“SOP 98-9”). NI bases its determination of VSOE of fair value of the undelivered elements based on either substantial renewal rates of maintenance and support agreements, the price NI charges when the same element is sold separately, or the price established by management, who have the relevant authority to set prices for an element not yet sold separately. For arrangements containing multiple elements where VSOE of fair value does not exist for all undelivered elements, NI defers revenue for the delivered and undelivered elements until VSOE of fair value exists or all elements have been delivered.

When selling to resellers and distributors, NI defers revenue until collection is deemed probable. When revenue is deferred, if reliable reporting from the reseller or distributor exists, NI will recognize revenue when the reseller or distributor sells the product to an end-user (“sell-through”). Where reliable reporting does not exist, revenue will be recognized upon NI’s receipt of payment, or in limited circumstances, upon receipt of a letter of credit or similar arrangement.

When there are shipping and handling fees, NI invoices customers for such fees. NI recognizes the invoiced amounts as revenue and the related costs as costs of revenue.

Cost of revenue

Cost of revenues consists primarily of product cost; cost of services provided to our customers and overhead associated with testing and fulfillment operations. The NI’s manufacturing process is outsourced to a contract manufacturer.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of salaries, commissions and related personnel and overhead expenses for those engaged in our sales, marketing, promotional and divisional general and administrative activities.

Research and development expenses

Research and development expenses consist primarily of salaries, personnel expenses and prototype fees related to the design, development, testing and enhancement of our products. These costs are expensed as incurred.

Income Taxes

No provision or benefit for income taxes has been provided in the accompanying special purpose statements of revenues and direct operating expenses as NI was not operated as a stand-alone entity and no allocation of an income tax provision/benefit has been made to NI.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is based on the following estimated useful lives of the assets using the straight-line method:

Machinery and equipment	3 years
Computer software and equipment	3-5 years
Furniture and fixtures	5 years
Telecommunications computer equipment	5 years

Expenditures for additions, renewals and betterments of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. As assets are retired or sold, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist of raw materials, work in process, finished goods and inventory at customer sites.  Write-downs of inventory to lower of cost or market value are based primarily on estimated forecast of product demand and production requirements over the next twelve months.

Note 3.  — Property and equipment

Property and equipment, in thousands, consists of the following:
	September 30,	December 31,
	2007	2006
	(unaudited)
Computer equipment	$1,375	$1,342
Computer software	124	123
Fixtures and Furniture	5	5
Property and equipment, gross	1,505	1,470

Less accumulated depreciation	(1,338)	(1,091)
Property and equipment, net	$167	$379

Note 4.  — Inventories

	September 30,	December 31,
	2007	2006
	(unaudited)
Raw materials	$397	$1,004
Finished goods	196	537
Adjustments to lower of cost or market	(475)	(1,038)
Inventories	$119	$503